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                                  EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT


                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

         THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT, dated as of the 11th day of February, 1997, by and between American Business Information, Inc., a Delaware corporation ("ABI" or the "COMPANY"), DBA Holdings, Inc., a New Jersey corporation ("DBA") and Al Ambrosino the undersigned executive (the "EXECUTIVE") of DBA.

RECITALS

     A. The Executive is an employee of DBA; and

     B. ABI, DBA and certain other parties have entered into an Agreement and Plan of Reorganization dated as of February 11, 1997 (the "MERGER AGREEMENT"), which requires, among other things, that the Executive enter into this Employment and Non-Competition Agreement in connection with the merger of DBA with and into a subsidiary of ABI (the "MERGER"), as described in the Merger Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Effectiveness of Agreement; Employment.

          (a) Effectiveness of Agreement. This Employment and Non-Competition Agreement shall become effective as of the date the Merger becomes effective (the "EFFECTIVE TIME"). In the event that the Merger is not consummated, this Agreement shall be null and void.

          (b) Duties. The Company agrees to employ the Executive in an executive and managerial capacity, with duties commensurate to a Level 7 or greater ABI employee, and the Executive agrees to perform such reasonable responsibilities and duties as may be required of him by the Company; provided, however, that the Chief Executive Officer of ABI (the "CEO") shall have the right to revise such responsibilities from time to time as the CEO may deem appropriate. The Executive shall carry out his duties and responsibilities hereunder in a diligent and competent manner and shall devote his full business time, attention and energy thereto.

          (c) Employment At-Will: Severance Benefits. The Company and the Executive acknowledge and agree that the Executive's employment is at-will, as defined under applicable law. During the first five (5) years after the Effective Time, if Executive's employment is terminated by the Company without Cause, then Executive shall be entitled to the severance benefits as provided in
Section 3 of this Agreement. Except as provided by law, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in Section 3 of this Agreement.



     2. Compensation and Benefits.

          (a) Base Compensation. The Company shall pay the Executive as compensation for his services a base salary at the annualized rate of $250,000. Such salary shall be subject to applicable tax withholding and shall be paid periodically in accordance with normal Company payroll. The annual compensation specified in this Section 2, together with any increases in such compensation that the Company may, in its sole discretion, grant from time to time, is referred to in this Agreement as "BASE COMPENSATION." Executive shall be entitled to participate in the Company's bonus program or any future programs for exectutive or managerial personnel at a level to be determined in the sole discretion of the Company's Board of Directors. Employee will be reimbursed for business expenses incurred in accordance with Company policy and practice.

          (b) Increases in Base Compensation. At the sole discretion of ABI, but in any event based on the Executive's performance and responsibilities consistent with ABI's past practices and commensurate with executives of ABI at
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similar levels of employment, the Executive shall be entitled to be considered for regular changes in Base Compensation. In the event there is a reduction in base compensation, the Company shall give Executive 45 days in advance notice.

          (c) Executive Benefits. Executive shall be eligible to participate in the Company's employee benefit plans and arrangements which are available or which become available, in the discretion of the Company, to other executive or managerial employees of the Company, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program.

          (d) Vacation. Executive shall be entitled to vacation in accordance with the normal vacation policies of the Company for similar managerial or executive employees.

          (e) Stock Option. The Company shall grant Executive an option (the "OPTION") to purchase 40,000 shares of ABI Common Stock to be effective as of the Effective Time. The per share exercise price for the Option shall be equal to the per share fair market value of ABI Common Stock at the Effective Time. Except as otherwise provided herein, the Option shall be granted pursuant to, and shall be governed by, the ABI 1992 Stock Option Plan.

     3. Severance Payments.

          (a) Termination Without Cause. If, during the period ending five years after the Effective Time, the Executive's employment is terminated by the Company for any reason other than for Cause, death or disability (the "TERMINATION WITHOUT CAUSE"), then, subject to the Executive's continuing obligations under Sections 4 and 5 hereof, the Executive shall receive (i) his Base Compensation (as determined on the date of termination) at the end of each month for the period beginning on the date of termination and ended on the fifth anniversary of the Effective Time and (ii) a lump sum payment equal to one month of base compensation for each full year of service with ABI, DBA or their predecessors. Any obligations of the Company pursuant to this Section are contingent on Executive signing a Release of Claims as defined below. Termination without cause shall also include Executive's voluntary departure within thirty (30) days following a reduction in base compensation of more than 10% which is not generally applied to level 7 and above ABI employees.

          (b) Voluntary Resignation; Termination for Cause. If the Executive's employment terminates by reason of Executive's voluntary resignation, or if the Executive is terminated for Cause (as defined in Section 6(a)), the Executive shall not be entitled to receive severance or other benefits.

          (c) Death or Disability. If the Executive's employment terminates as a result of his death or disability, no compensation or payments will be made to either the Executive or, in the case of death, Executive's beneficiary or estate, other than those to which he is entitled under the Company's existing benefit plans and policies at the time of such termination. For this purpose, disability is defined to be the inability of the employee to perform his regular duties for a period of one year due to illness, physical or mental incapacity or other disability.

     4. Covenants Not to Compensate and Not to Solicit.

          (a) Non-Competition and Non-Solicitation. Executive agrees that during a period beginning on the date his employment with the Company ends, for whatever reason (the "TERMINATION DATE") and extending through the third anniversary of the Termination Date, Executive will not, either for himself or on behalf of any other person, partnership, firm, association or corporation in any territory in which ABI is actively engaged in business (1) open or operate a business which is in competition with any business of ABI on the Termination Date, (2) act as an employee, agent, advisor or consultant of any then existing competitor of ABI on the Termination Date, or (3) take any action to, or do anything reasonably intended to, divert business from ABI or influence or attempt to influence any existing customer of ABI to cease doing business with ABI or to alter its then existing business relationship with ABI on the Termination Date. Executive also covenants that he will not recruit, attempt to hire, solicit, or assist others in recruiting or hiring any person who is an employee of ABI or induce or attempt to induce any such employee to terminate his employment with ABI. As used in this Section 4, "ABI" includes ABI and its direct and indirect subsidiaries.

          (b) Geographic Area. The parties acknowledge that the business of ABI is international in scope. Accordingly, the parties agree that the geographical areas in which the restrictions provided for in this Section apply include all cities, counties and states of the United States of America and all cities and provinces of Canada.
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          (c) Severability. The scope of the geographic, time and subject matter restrictions set forth in this Section 4 are intended to conform to applicable law. If, however, a court determines that the scope of any such restrictions exceeds what is permitted by law, then such restriction shall be limited or otherwise reformed as necessary to comply with and be enforceable under applicable law. If a court determines that any provision of this Section 4 is unenforceable and cannot be reformed, then such provision shall be deemed eliminated from this Section to the extent necessary to permit the remaining provisions of this Section to be enforced.



     5. Confidential Information.

          (a) Company Information. Executive agrees at all times during the term of Executive's employment and thereafter, to hold in the strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of ABI, any Confidential Information of the Company. Executive understands that "CONFIDENTIAL INFORMATION" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Executive's called or with whom Executive became acquainted during the terms of Executive's employment), markets, software, developments, inventions, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to Executive by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Executive further understands that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Executive or of others who were under confidentiality obligations as to the item or items involved.

          (b) Third Party Information. Executive recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Executive agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Executive's work for the Company consistent with the Company's agreement with such third party.

     6. Definitions. As used herein, the terms.

          (a) Cause. "CAUSE" means the Executive's termination only if:

               (i) Executive has engaged in willful and material misconduct, including willful and material failure to perform his duties as an officer or employee of the Company or a material breach of this Agreement and has failed to "cure" such default within thirty (30) days after receipt of written notice of default from the Company;

               (ii) The commission of an act of fraud or embezzlement which results in loss, damage or injury to the Company;

               (iii) Executive's violation of Sections 4 or 5 of this Agreement;

               (iv) The indictment on charges relating to a felony either in connection with the performance of the Executive's obligations to the Company or which shall adversely affect the Executive's ability to perform such obligations. In the event of arrest or the filing of charges relating to a felony as set forth above, payments to Employee as provided herein shall be held pending proof of innocence;

               (v) Gross negligence, dishonesty, breach of fiduciary duty or material breach of the terms of the this Agreement or any other agreement in favor of the Company; or

               (vi) The commission of an act which constitutes unfair competition with the Company.

          (b) Release of Claims. "RELEASE OF CLAIMS" shall mean a waiver by Executive, in a form substantially similar to that attached as Exhibit A, of all employment related obligations of and claims and causes of action against the Company.
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     7. Prior Agreements. Executive represents that Executive has not entered into any agreements, understandings, or arrangements with any person or entity which would be breached by Executive as a result of, or that would in any way preclude or prohibit Executive from entering into Agreement with the Company or performing any of the duties and responsibilities provided for in this Agreement.

     8. Conflicting Employment. Executive agrees that, during the term of Executive's employment with the Company, Executive will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of Executive's employment, nor will Executive engage in any other activities that conflict with Executive's obligations to the Company.

     9. Returning Company Documents. Executive agrees that, at the time of leaving the employ of the Company, Executive will deliver to the Company (and will not keep in Executive's possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Executive pursuant to Executive's employment with the Company or otherwise belonging to the Company, its successors or assigns.

     10. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing to both parties and shall be deemed given on the date of delivery, if delivered, or three days after mailing, if mailed first-class, postage prepaid, to the following addresses:

         If to the Executive, at the address set forth below the Executive's signature at the end hereof.

         If to the Company:

         American Business Information, Inc.
         5711 S. 86th Circle
         Omaha, Nebraska 68127
         Attn: Chief Executive Officer

or to such other address as any party hereto may designate by notice given as herein provided.

     11. Governing Law. This Employment and Non-Competition Agreement shall be governed by and construed and enforced in accordance with the internal substantive laws, and not the choice of law rules of New Jersey.

     12. Severability. The invalidity or unenforceability of any provision or provisions of this Employment and Non-Competition Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     13. Successors.

          (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Employment and Non-Competition Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Employment and Non-Competition Agreement, the term "COMPANY" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Employment and Non-Competition Agreement by operation of law.

          (b) Executive's Successors. The terms of this Employment and Non-Competition Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successor, heirs, distributees, devisees or legatees.

     14. Amendment. No waiver, alteration or modification of any of the provisions of this Employment and Non-Competition Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.
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     15. Merger. This Employment and Non-Competition Agreement shall remain in effect from the date hereof until it is terminated by either party unless the Merger contemplated by the Merger Agreement is not consummated. In the event of such a termination, the Executive's obligations hereunder shall terminate effective as of the effective date of the termination of the Merger Agreement.

     16. Arbitration.

          (a) Executive and Company agree that any dispute or controversy arising out of, relating to, or in connection with this Employment and Non-Competition Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be finally settled by binding arbitration to be held in New York, New York under the National Rules for the Resolution of Employment Disputes supplemented by the Supplemental Procedures for Large Complex Disputes of the American Arbitration Association as then in effect (the "RULES"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. During the period that any arbitration is taking place, amounts in controversy shall be paid by the Company into an escrow account.

          (b) The arbitrator(s) shall apply New Jersey law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law.

          (c) Unless otherwise permitted for by law, or as set forth in the immediately following sentence, the Company and the Executive shall each pay half of the costs and expenses of such arbitration. The Company shall pay all of the costs and expenses of such arbitration in the event that the arbitrator(s) find in favor of Executive on all matters submitted.

          (d) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION 16, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP.

     17. Counterparts. This Employment and Non-Competition Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     18. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Employment and Non-Competition Agreement.

     19. Definitions. All capitalized terms not otherwise defined herein shall have the meaning defined in the Merger Agreement.
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         IN WITNESS WHEREOF, the parties hereto have executed this Employment and Non-Competition Agreement as of the date first written above.

                                   AMERICAN BUSINESS INFORMATION, INC.

                                   By:
                                      ------------------------------------------

                                   Its:
                                       -----------------------------------------

                                   DBA HOLDINGS, INC.


                                   By:
                                      ------------------------------------------

                                   Its:
                                       -----------------------------------------


                                   EXECUTIVE


                                   /s/ Allen F. Ambrosino
                                   ---------------------------------------------
                                   (Signature)


                                   Allen F. Ambrosino
                                   ---------------------------------------------
                                   (Print Name)

                                   9 Long Meadow Drive
                                   New City, NY  10956